Exhibit 4.5

Execution Copy

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(a Maryland corporation)

$60,000,000

5.375% Senior Unsecured Notes due 2023
($1,000 Denominations)

PURCHASE AGREEMENT

Sandler O’Neill & Partners, L.P.	May 11, 2018

1251 Avenue of the Americas

Sixth Floor

New York, New York 10020

Ladies and Gentlemen:

Business Development Corporation of America, a Maryland corporation (the “Company”) and BDCA Adviser, LLC, a Delaware limited liability company (the “Adviser”), address you as the Initial Purchaser (as defined below). The Company proposes to sell to Sandler O’Neill & Partners, L.P. (the “Initial Purchaser”) $60,000,000 aggregate principal amount of senior unsecured notes, due May 30, 2023 (the “Securities”).

The Securities will be issued pursuant to the provisions of the indenture, dated as of December 19, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), as supplemented by the second supplemental indenture, dated as of May 16, 2018 (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to qualified institutional buyers and institutional accredited investors (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “1933 Act”), in reliance upon the exemption from such registration afforded by Rule 144A of the 1933 Act (“Rule 144A”). Pursuant to the terms of the Securities and the Indenture, investors (including the Initial Purchaser) that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered for resale under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A).

In connection with the sale of the Securities, the Company has prepared and delivered to the Initial Purchaser physical or electronic copies of a preliminary offering memorandum dated May 8, 2018 (as supplemented by a supplemental preliminary offering memorandum dated May 10, 2018, the “Preliminary Offering Memorandum”) and will prepare and deliver to the Initial Purchaser, not later than the second business day following the date hereof, physical or electronic copies of a final offering memorandum (the “Final Offering Memorandum”), each for use by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case including any amendment or supplement to either document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Disclosure Package” shall mean the Preliminary Offering Memorandum together with the written information set forth in the Pricing Term Sheet attached hereto as Exhibit A.

The Company has entered into: (i) an Investment Advisory and Management Services Agreement with the Adviser, dated November 1, 2016 (the “Advisory Agreement”); (ii) an Administration Agreement with Benefit Street Partners L.L.C., dated November 1, 2016 (the “Administration Agreement”); and (iii) a Custody Agreement with U.S. Bank National Association, dated August 13, 2012, as amended (the “Custodian Agreement”). Collectively, the Advisory Agreement, the Administration Agreement and the Custodian Agreement are herein referred to as the “Company Agreements.” In addition, the Company has adopted a distribution reinvestment plan (the “Distribution Reinvestment Plan”) pursuant to which the holders of Common Stock shall have their dividends automatically reinvested in additional Common Stock of the Company unless they elect to receive such dividends in cash.

1.           Representations and Warranties of the Company and the Adviser. The Company and the Adviser, jointly and severally, represent and warrant to, and agree with, the Initial Purchaser as set forth below in this Section 1:

(a)          The Disclosure Package, as of 2:35 p.m., Eastern Daylight Time, on May 11, 2018 (the “Time of Sale”) does not, and the Final Offering Memorandum as of its date and as of the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or the Final Offering Memorandum based upon and in conformity with written information furnished by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in the last sentence of Section 9(b) hereof.

(b)          Neither the Company nor the Adviser (including their agents and representatives, other than the Initial Purchaser) has prepared, made, used, authorized, approved, referred to or distributed, nor will it prepare, make, use, authorize, approve, refer to or distribute, any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives, including in items (iii) and (iv) below, an “Issuer Written Communication”) other than (i) the Disclosure Package, (ii) the Final Offering Memorandum, (iii) any electronic road show or other written communications, and (iv) the documents listed on Schedule IV hereto, in each case used in accordance with Sections 1(r) and 5(b). Each such Issuer Written Communication, when taken together with the Disclosure Package, did not, as of its date and as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(c)          The capitalization of the Company as of the Closing Date is as set forth under the heading “Capitalization” in the Disclosure Package and the Final Offering Memorandum. All of the issued and outstanding equity interests of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws and were not issued in violation of any preemptive, right of first refusal, or similar right. Attached as Schedule II is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest that is consolidated with the Company for financial reporting purposes under generally accepted accounting principles in the United States (each, a “Subsidiary” and, together, the “Subsidiaries”) and their jurisdictions of organization. All of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws, were not issued in violation of any preemptive, right of first refusal, or similar right and, except as set forth in the Final Offering Memorandum, are owned, directly or indirectly, by the Company free and clear of all liens. Except as set forth in the Final Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company.

(d)          Each of the Company and each Subsidiary is a corporation, limited liability company or other entity duly organized and validly existing in good standing under the laws of the jurisdiction of its organization with full corporate, limited liability or requisite other power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum, and is duly qualified to conduct business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualifications, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) the condition (financial or otherwise), earnings or business of the Company and its Subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(e)          The statements in the Disclosure Package and the Final Offering Memorandum under the headings “Description of the Notes,” “Description of our Other Securities” and “Certain U.S. Federal Income Tax Considerations” fairly summarize in all material respects the matters therein described.

(f)           The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Indenture have been duly and validly authorized by the Company, and this Agreement and the Indenture have been duly executed and delivered by the Company and, assuming due execution and delivery hereof by you and thereof by the counterparties thereto, the Indenture constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

(g)          The Company is a closed-end, non-diversified management investment company and has elected to be treated as a business development company under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”), has duly filed the Notification of Election with the United States Securities and Exchange Commission (the “Commission”).

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(h)          The Securities to be issued and sold by the Company to the Initial Purchaser hereunder have been duly and validly authorized and, when issued, authenticated and delivered against payment therefor in accordance with this Agreement and the Indenture, will constitute valid and binding obligations of the Company and will be in the form contemplated by, and entitled to the benefits of, the Indenture; and the Securities will conform in all material respects to the description thereof contained in the Indenture, the Disclosure Package and the Final Offering Memorandum (and any amendment or supplement to any of them). Upon payment for and delivery of the Securities to be sold by the Company pursuant to this Agreement, the Initial Purchaser will acquire good and valid title to the Securities, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, or any other claim of any third party.

(i)           No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Company Agreements or in the Indenture, other than (i) those under the 1933 Act or state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchaser in the manner contemplated in this Agreement and in the Disclosure Package and the Final Offering Memorandum, (ii) any necessary approval of the Corporate Financing Department of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and (iii) such other approvals as have been obtained, it being understood and agreed that for purposes of this representation and warranty, the transactions contemplated under the Advisory Agreement do not include any prospective investment transactions generally authorized therein.

(j)           Subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement): (i) there has been no Material Adverse Effect; and (ii) none of the Company nor its Subsidiaries (considered as one enterprise) has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.

(k)          Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement, the Indenture or any of the Company Agreements by the Company, nor the consummation by the Company of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the charter, bylaws or other organizational documents of the Company or any Subsidiary, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound, except for such conflicts that would not result in a Material Adverse Effect or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Company is subject, except for such violations that would not result in a Material Adverse Effect.

(l)           There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities offered pursuant to the Disclosure Package and the Final Offering Memorandum.

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(m)         The financial statements, together with related schedules and notes, included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum, present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and the 1940 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Disclosure Package and the Final Offering Memorandum are accurately derived from such financial statements and the books and records of the Company.

(n)          No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect.

(o)          The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(p)          Neither the Company nor any Subsidiary is (i) in violation of its charter, bylaws or other organizational document, (ii) in breach or default in the performance of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except for such breaches or defaults that would not result in a Material Adverse Effect or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to any of their or of any decree of the Commission, FINRA, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Company or its Subsidiaries, except for such violations that would not result in a Material Adverse Effect.

(q)          Ernst & Young LLP is the independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act. Ernst & Young LLP has been selected and ratified by the board of directors and stockholders of the Company in compliance with Section 32 of the 1940 Act. During the periods covered by their respective reports in the Disclosure Package and Final Offering Memorandum, each of Ernst & Young LLP and KPMG LLP was the independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act.

(r)           The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Disclosure Package, the documents listed on Schedule IV hereto, and any electronic road show in compliance with the next sentence, and the Final Offering Memorandum. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Initial Purchaser and its counsel a copy of such Issuer Written Communication for review and will not make, prepare, use, authorize or refer to such written communication to which the Initial Purchaser reasonably objects.

(s)          There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

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(t)           Each of the Company and its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(u)          The Company’s directors and officers/errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act are in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)          Each of the Company and its Subsidiaries has such licenses, permits and authorizations of governmental or regulatory authorities as are necessary to own its property and assets and to conduct its business in the manner described in the Disclosure Package and the Final Offering Memorandum, except where the failure to obtain such licenses, permits or authorizations would not have a Material Adverse Effect; the Company and its Subsidiaries have fulfilled and performed all their respective material obligations with respect to such licenses, permits or authorizations, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company under any such licenses, permits or authorizations.

(w)         Assuming that the Initial Purchaser complies with Section 7 hereof, the Securities are eligible for resale pursuant to Rule 144A, and there are no securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities.

(x)          The Company maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)          The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Company is not aware of any such action taken or to be taken by any affiliates of the Company.

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(z)          The Company has established and shall maintain disclosure controls and procedures (as defined in Rule 13a-15 and 15d-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) are effective in all material respects to perform the functions for which they were established.

(aa)        The terms of the Advisory Agreement, including compensation terms, comply in all material respects with the provisions of Sections 15(a) and 15(c) of the 1940 Act (as applicable to business development companies) and Section 205 of the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

(bb)        The approvals by the board of directors of the Company of the Advisory Agreement have been made in accordance with the requirements of Section 15(c) of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(cc)        The Company is not and, after giving effect to the offering and sale of the Securities, will not be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are used under the 1940 Act.

(dd)        Except as disclosed in the Disclosure Package and Final Offering Memorandum (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the applicable published rules and regulations thereunder and (ii) to the knowledge of the Company and based on information available to the Company regarding the Initial Purchaser, no director of the Company is an “affiliated person” (as defined in the 1940 Act) of the Initial Purchaser; for purposes of this Section 1(dd), the Company shall be entitled to reasonably rely on representations from such officers and directors.

(ee)        There are no business relationships or related-party transactions involving the Company, any Subsidiary or any other person required to be described in the Disclosure Package and Final Offering Memorandum which have not been described as required, it being understood and agreed that the Company and the Adviser make no representation or warranty with respect to any such relationships involving the Initial Purchaser and any third party that have not been disclosed to the Company.

(ff)         The operations of the Company are in material compliance with the provisions of the 1940 Act applicable to business development companies and the rules and regulations of the Commission thereunder; provided that the Company does not represent or warrant as to the compliance of Section 9(a) with Section 17(i) of the 1940 Act.

(gg)        The Company has made an election under Section 851(b) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the “Code”), to be treated as a regulated investment company (“RIC”) for federal income tax purposes.

(hh)        The conduct by the Company or any Subsidiary of their respective business (as described in the Disclosure Package and the Final Offering Memorandum) does not require it to be the owner, possessor or licensee of any patents, patent licenses, trademarks, service marks or trade names which it does not own, possess or license, except to the extent that a lack of such ownership, possession or license could not reasonably be expected to have a Material Adverse Effect.

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(ii)          To the Company’s knowledge, neither the Company, any Subsidiary nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Disclosure Package and the Final Offering Memorandum.

(jj)          Neither the Company nor any Subsidiary (i) has any material lending or other relationship with any bank or lending affiliate of the Initial Purchaser, except as disclosed in the Disclosure Package and the Final Offering Memorandum and (ii) intends to use any of the proceeds from the sale of the Securities hereunder, except as disclosed in the Disclosure Package and the Final Offering Memorandum.

(kk)        The Company, and to its knowledge, its directors and officers (in their capacities as such) are in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Sections 302 and 906 related to certifications.

(ll)          The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with any applicable financial recordkeeping and reporting requirements of The Bank Secrecy Act of 1970, as amended (including amendments pursuant to the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)      Neither the Company, any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)        Neither the Company, any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, any Subsidiary, and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(oo)        Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

(pp)        As of the date hereof, the Company does not have, and at the Closing Date, the Company will not have, any employees. To the knowledge of the Company, no labor dispute with the employees of the Adviser exists or is imminent.

(qq)        Except as contemplated by this Agreement, neither the Company, nor any of its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(rr)          The Company has good and valid title to each investment described in the Disclosure Package and the Final Offering Memorandum under the caption “Portfolio Companies” with corporations or other entities (each a “Portfolio Company”), free and clear of any liens (except liens disclosed in the Disclosure Package and Final Offering Memorandum); all of the applicable investment documents and agreements governing such loans (the “Investment Documents and Agreements”) are in full force and effect; and the Company has no notice of any material claim of any sort that has been asserted by anyone adverse to the right of the Company under the Investment Documents and Agreements, or affecting or questioning the rights of the Company under any of the Investment Documents and Agreements; except as disclosed in the Disclosure Package and the Final Offering Memorandum, each Portfolio Company is current with all of its obligations under the applicable Investment Documents and Agreements and no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred or is continuing under such Investment Documents and Agreements.

(ss)        Subject to compliance by the Initial Purchaser with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement, the Disclosure Package and the Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

Any certificate signed by any officer of the Company and delivered to the Initial Purchaser or its counsel in connection with the offering of the Securities shall be deemed a representation and warranty by the Company as to matters covered therein to the Initial Purchaser.

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2.           Representations and Warranties of the Adviser. The Adviser represents and warrants to the Initial Purchaser as follows:

(a)          The Adviser is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum, and is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) the condition (financial or otherwise), earnings, or business or properties of the Adviser, whether or not arising from transactions in the ordinary course of business (clauses (i) and (ii) together or individually with respect to the Adviser, an “Adviser Material Adverse Effect”).

(b)          The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Advisory Agreement as investment adviser to the Company as contemplated by the Disclosure Package and the Final Offering Memorandum. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(c)          The Adviser has full limited liability company power and authority to enter into this Agreement and the Advisory Agreement; the execution and delivery of this Agreement and the Advisory Agreement to the Adviser, and the performance by the Adviser of its obligations under this Agreement and the Advisory Agreement, have been duly and validly authorized by the Adviser; and this Agreement and the Advisory Agreement to the Adviser have been duly executed and delivered by the Adviser and, assuming due execution and delivery hereof by you, constitute the valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

(d)          The Adviser has the financial resources and appropriately skilled personnel available to it necessary for the performance of its services and obligations as described in the Disclosure Package and the Final Offering Memorandum and as contemplated under this Agreement and the Advisory Agreement.

(e)          The description of the Adviser and its business, and the statements attributable to the Adviser in the Disclosure Package and the Final Offering Memorandum complied and comply in all material respects with the provisions of the Advisers Act and the 1940 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Adviser is not aware that any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Company or the Adviser.

(f)           No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or its property is pending or, to the best knowledge of the Adviser, threatened that would reasonably be expected to have an Adviser Material Adverse Effect.

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(g)          The Adviser has such licenses, permits and authorizations of governmental or regulatory authorities as are necessary to own its property and to conduct its business in the manner described in the Disclosure Package and the Final Offering Memorandum, except where the failure to obtain such licenses, permits or authorizations would not have an Adviser Material Adverse Effect. The Adviser has fulfilled and performed all its material obligations with respect to such licenses, permits or authorizations and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Adviser under any such licenses, permits or authorizations.

(h)          Neither the execution, delivery or performance of this Agreement by the Adviser or of the Advisory Agreement nor the consummation by the Adviser of the transactions herein contemplated or by the Adviser of the transactions therein contemplated: (i) conflicts or will conflict with or constitutes or will constitute a breach of the certificate of formation or limited liability company operating agreement of the Adviser; (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound, except for such conflicts that would not result in an Adviser Material Adverse Effect; or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties or, other than pursuant to the terms of Section 5(h) hereof, will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which the Adviser is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser is subject, except to the extent for such violations, liens, charges or encumbrances that would not result in an Adviser Material Adverse Effect, it being understood and agreed that for purposes of this representation and warranty, the transactions contemplated under the Advisory Agreement do not include any prospective investment transactions generally authorized therein.

(i)           The Adviser has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser.

(j)           The Adviser is not aware that (i) any of the Adviser’s executives, key employees or significant group of employees plans to terminate employment with the Adviser or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not constitute an Adviser Material Adverse Effect.

Any certificate signed by any officer of the Adviser and delivered to the Initial Purchaser or its counsel in connection with the offering of the Securities shall be deemed a representation and warranty by the Adviser, as to matters covered therein, to the Initial Purchaser.

3.           Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the aggregate principal amount of Securities set forth opposite its name on Schedule I attached hereto. The purchase price for the Securities shall be 98.453% of the principal amount.

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4.           Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on May 16, 2018, or at such time on such later date not more than two Business Days (as defined below) after the foregoing date as the Initial Purchaser shall designate (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Initial Purchaser against payment by the Initial Purchaser of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Initial Purchaser shall otherwise instruct the Company in writing. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

5.           Agreements of the Company and the Adviser. The Company and the Adviser, jointly and severally, agree with the Initial Purchaser as follows:

(a)          To furnish the Initial Purchaser and those persons identified by the Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum, the Pricing Term Sheet, any Issuer Written Communication and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum, the Pricing Term Sheet (as defined below) and the Final Offering Memorandum, and any amendments or supplements thereto, by the Initial Purchaser in connection with resales to Subsequent Purchasers.

(b)          As promptly as practicable following the execution and delivery of this Agreement and in any event not later than the second business day following the date hereof, to prepare and deliver to the Initial Purchaser the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Term Sheet, not to amend or supplement the Preliminary Offering Memorandum or the Pricing Term Sheet, not to amend or supplement the Final Offering Memorandum prior to the Closing Date, unless the Initial Purchaser shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have objected to such amendment or supplement.

(c)          The Company will immediately notify the Initial Purchaser, and confirm such notice in writing of (i) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (ii) prior to the earlier of the completion of the placement of the Securities by the Initial Purchaser or nine months following the Closing Date, any Material Adverse Effect or Adviser Material Adverse Effect which (A) makes any statement in the Disclosure Package or any Offering Memorandum in light of the circumstances under which they were made, false or misleading or (B) is not disclosed in the Disclosure Package or the Final Offering Memorandum. In such event and during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchaser or its counsel, to amend or supplement the Disclosure Package or any Offering Memorandum in order that the same not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company, subject to Section 5(d), will forthwith amend or supplement the Disclosure Package or such Offering Memorandum, as the case may be, by preparing and furnishing to the Initial Purchaser an amendment or amendments or supplement or supplements thereto (in form and substance reasonably satisfactory in the opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Disclosure Package or such Offering Memorandum, as the case may be, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

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(d)          Prior to the earlier of the time of completion of the placement of the Securities by the Initial Purchaser to Subsequent Purchasers or nine months following the Closing Date, the Company will give the Initial Purchaser notice of its intention to prepare any supplement or amendment to the Offering Memorandum, will furnish the Initial Purchaser with copies of any such amendment or supplement a reasonable amount of time as practicable prior to such proposed use, and will not use any such amendment or supplement to which the Initial Purchaser or its counsel shall reasonably object. Neither the consent of the Initial Purchaser, nor its delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 6 hereof. The Company will prepare a Pricing Term Sheet, in the form attached hereto as Exhibit A (the “Pricing Term Sheet”) and shall deliver it to the Initial Purchaser prior to the Time of Sale.

(e)          Prior to the earlier of the time of completion of the placement of the Securities by the Initial Purchaser to Subsequent Purchasers or nine months following the Closing Date, if any event occurs as a result of which, in the reasonable judgment of the Company, the Final Offering Memorandum as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will: (i) notify the Initial Purchaser of any such event; (ii) prepare an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Offering Memorandum to the Initial Purchaser in such quantities as the Initial Purchaser may reasonably request.

(f)           Prior to the earlier of the time of completion of the placement of the Securities by the Initial Purchaser to Subsequent Purchasers or nine months following the Closing Date, if there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Initial Purchaser so that any use of the Disclosure Package may cease until it is amended or supplemented.

(g)          The Company will cooperate with the Initial Purchaser and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(h)          The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. Until the offering of the Securities is complete, the Company will file all documents required to be filed with the Commission pursuant to the 1940 Act and Exchange Act within the time periods required thereby.

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(i)           The Company and the Adviser will not, without the prior written consent of the Initial Purchaser, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or the Adviser or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act) any senior notes or any securities convertible into, or exercisable, or exchangeable for, senior notes other than the Securities; or publicly announce an intention to effect any such transaction for a period beginning on the date hereof and extending through the Closing Date.

(j)           The Company and the Adviser will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)          The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(l)           The Company agrees to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Disclosure Package and the Final Offering Memorandum.

(m)         The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction of the Preliminary Offering Memorandum and the Final Offering Memorandum, any Issuer Written Communication and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Offering Memorandum, Issuer Written Communication and the Final Offering Memorandum and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities to the Initial Purchaser; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum, dealer agreements and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any expenses and fees for the cost of ratings agencies; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable and documented fees and expenses of counsel for the Initial Purchaser relating to such registration and qualification and the preparation of the blue sky memorandum, subject to the aggregate cap set forth in Section 5(m)(xi) below); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchaser relating to such filings, subject to the aggregate cap set forth in Section 5(m)(xi) below); (viii) the transportation and other expenses of the Company’s officers in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the costs and expenses of causing the Securities to continue to be eligible for clearance through DTC; (xi) reimbursement of the Initial Purchaser’s actual out-of-pocket expenses incurred in connection with its services (including the reasonable and documented fees and disbursements of its legal counsel), which aggregate amount of legal fees shall not exceed $50,000 and which aggregate amount of other expenses not related to legal fees shall not exceed $10,000; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

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(n)          The Adviser will direct the investment of the net proceeds of the offering of the Securities in such a manner as to comply with the investment objectives, policies and restrictions of the Company as described in the Disclosure Package and the Final Offering Memorandum.

(o)          The Company will advise the Initial Purchaser promptly, confirming such advice in writing, of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Securities, or of any exemption from such qualification or from registration of the Securities, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, including notices of any action or investigation by the Commission regarding the Company, and, if any government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible.

(p)          The Company shall use its commercially reasonable efforts to maintain its qualification to be treated as a RIC under Subchapter M of the Code, for each full fiscal year during which it is a business development company under the 1940 Act.

(q)          The Company and the Adviser will use their reasonable best efforts to perform all of the agreements required of them by this Agreement and discharge all their conditions to closing as set forth in this Agreement.

(r)           The Company shall cause the Securities, prior to the Closing Date, to be assigned the rating set forth in the Pricing Term Sheet attached hereto as Exhibit A.

6.           Conditions to the Obligation of the Initial Purchaser. The obligation of the Initial Purchaser to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Adviser contained herein as of the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), the Time of Sale and the Closing Date, to the accuracy of the statements of the Company or the Adviser made in any certificates pursuant to the provisions hereof, to the performance by the Company or the Adviser of its obligations hereunder and to the following additional conditions (except to the extent that any such conditions may have been waived in writing by the Initial Purchaser on or prior to such respective dates):

(a)          The Company shall have requested and caused Dechert LLP and Venable LLP, counsel for the Company, to have furnished to the Initial Purchaser their respective opinions, dated the Closing Date and addressed to the Initial Purchaser, each in the form and substance to be agreed by the parties.

(b)          The Initial Purchaser shall have received on the Closing Date the favorable opinion of Nelson Mullins Riley & Scarborough LLP, counsel for the Initial Purchaser, dated the Closing Date and addressed to the Initial Purchaser.

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(c)          Each of the Company and the Adviser shall have furnished to the Initial Purchaser certificates, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company and by the manager of the Adviser, each dated the Closing Date, to the effect that the signers of such certificates have carefully examined the Disclosure Package, the Final Offering Memorandum, any supplements or amendments to the Final Offering Memorandum and this Agreement and that:

(i)          The representations and warranties of the Company and the Adviser in this Agreement are true and correct as of the date hereof, as of the Time of Sale and on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Adviser have complied with all the agreements and satisfied all the conditions on its part that are respectively required to be performed or satisfied by them at or prior to the Closing Date; and

(ii)         Since the date of the most recent financial statements included or incorporated in the Disclosure Package and the Final Offering Memorandum (with respect to the certificate of the Company) and since the dates of the Disclosure Package and the Final Offering Memorandum (with respect to the certificate of the Adviser), there has been no Material Adverse Effect or Adviser Material Adverse Effect.

(d)          The Company shall have requested and caused Ernst & Young LLP and KPMG LLP to have furnished to the Initial Purchaser, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance heretofore approved by the Initial Purchaser.

(e)          Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any supplement thereto) and the Final Offering Memorandum (exclusive of any supplement thereto), there shall not have been (i) any material change specified in the letter or letters referred to in paragraph (d) of this Section 6 delivered on the Closing Date from the letter delivered at the Execution Time or (ii) any change in the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, considered as one enterprise, and the Adviser, whether or not arising from transactions in the ordinary course of business except as set forth in or contemplated in the Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto).

(f)           The Company and the Trustee shall have executed and delivered the Indenture in form and substance satisfactory to the Initial Purchaser and the Initial Purchaser shall have received copies thereof.

(g)          Prior to the Closing Date, the Company and the Adviser shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

(h)          Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

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(i)           All agreements set forth in the DTC Agreement relating to the approval of the Securities by DTC for “book-entry” transfer shall have been complied with.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided for in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchaser (unless any such conditions have been waived in writing by the Initial Purchaser on or prior to such respective dates). Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Nelson Mullins Riley & Scarborough LLP, counsel for the Initial Purchaser, at 101 Constitution Avenue, NW, Suite 900, Washington, DC 20001, Attention: Jonathan H. Talcott, on the Closing Date.

7.           Subsequent Offers and Resales of the Securities.

(a)          The Initial Purchaser and the Company, as applicable, hereby establishes, represents and warrants and agrees to observe the following procedures in connection with the offer and sale of the Securities:

(i)          Offers and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act (“Qualified Institutional Buyers”) or institutional accredited investors under Rule 501(a)(1), (2), (3) or (7) under the 1933 Act.

(ii)         Other than those items listed on Schedule III hereto, no general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act or any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act) has been or will be used in the United States in connection with the offering or sale of the Securities.

(iii)        Prior to or contemporaneously with the purchase of any Securities, the Initial Purchaser will inform persons acquiring Securities from the Initial Purchaser that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A and (C) may not be offered, sold or otherwise transferred except (1) to the Company or any of its subsidiaries, (2) as long as the Securities are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (3) to an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the 1933 Act that is purchasing for its own account or for the account of another institutional accredited investor or (4) pursuant to any other available exemption from the registration requirements of the 1933 Act.

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(iv)        The notice to investors and the other provisions set forth in the Offering Memorandum under the heading “Notice to Investors,” including the legend required thereby, shall apply to the Securities, except as otherwise agreed by the Company and the Initial Purchaser. Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale, transfer or exchange of any Security by any Subsequent Purchaser.

(b)          Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

(i)          The Company agrees that it will not, and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of: (A) the offer and, if applicable, sale of the Securities by the Company to the Initial Purchaser, (B) the reoffer and, if applicable, resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (C) the reoffer and, if applicable, resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(a)(2) thereof or by Rule 144A thereunder or otherwise.

(ii)         The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, it will make available, upon request, to any holder or beneficial owner of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4). In addition, to the extent the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company shall timely file all reports under the Exchange Act.

(iii)        Until the expiration of one year after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, resell any of the Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited brokers’ transactions).

(c)          Qualified Institutional Buyer. The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act.

8.           Reimbursement of Initial Purchaser’s Expenses. Notwithstanding Section 5(m), if the sale of the Securities provided for herein is not consummated (i) because any condition to the obligations of the Initial Purchaser set forth in Section 6 hereof is not satisfied, (ii) because of any termination of this Agreement pursuant to Section 10(a) hereof, or (iii) because of any refusal, inability or failure on the part of the Company or the Adviser to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Initial Purchaser on demand for all out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

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9.           Indemnification and Contribution.

(a)          The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, the directors, officers, employees and agents of the Initial Purchaser and each person who controls the Initial Purchaser within the meaning of either the 1933 Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including reasonable and documented costs of investigation), to which they or any of them may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Disclosure Package, any Issuer Written Communication (including, but not limited to, any electronic road show or the Final Offering Memorandum (or any amendment or supplement to any of the foregoing)), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and subject to the provisions hereof, agrees to reimburse each such indemnified party, as incurred, for any documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Adviser by the Initial Purchaser specifically for inclusion therein, it being understood that the only information furnished by the Initial Purchaser consists of the information described as such in the last sentence of Section 9(b). This indemnity agreement will be in addition to any liability which the Company and the Adviser may otherwise have to the indemnified parties.

(b)          The Initial Purchaser agrees to indemnify and hold harmless each of the Company and the Adviser, the directors, employees, as applicable, officers and agents of the Company and the Adviser and each person who controls the Company or the Adviser within the meaning of either the 1933 Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Adviser to the Initial Purchaser, but only with reference to written information relating to the Initial Purchaser furnished to the Company or the Adviser by the Initial Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have to the Company and the Adviser. The Company and the Adviser acknowledge that the statements set forth in the second sentence of the third paragraph and the first five sentences of the twelfth paragraph of the section titled “Plan of Distribution” in any Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information furnished in writing by the Initial Purchaser for inclusion in any Preliminary Offering Memorandum or the Final Offering Memorandum.

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(c)          Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below) and to control such action; provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (C) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

(d)          In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Adviser and the Initial Purchaser severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Adviser and the Initial Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser, on the one hand (treated jointly for this purpose as one person), and by the Initial Purchaser, on the other, from the offering of the Securities; provided, however, that in no case shall the Initial Purchaser be responsible for any amount in excess of the Initial Purchaser’s discount or commission applicable to the Securities purchased by the Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Adviser and the Initial Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Adviser, on the one hand (treated jointly for this purpose as one person), and of the Initial Purchaser, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company, and the Adviser (treated jointly for this purpose as one person) shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchaser shall be deemed to be equal to the total Initial Purchaser’s discounts and commissions, in each case as set forth on the cover page of the Final Offering Memorandum. Relative fault of the parties shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Adviser, on the one hand (treated jointly for this purpose as one person), or the Initial Purchaser, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Adviser and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Initial Purchaser within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and each person who controls the Company or the Adviser within the meaning of either the 1933 Act or the Exchange Act, and each director, officer and agent of the Company and the Adviser shall have the same rights to contribution as the Company and the Adviser, subject in each case to the applicable terms and conditions of this paragraph (d).

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(e)          No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability from claimants on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the following sentence, an indemnifying party shall not be liable to an indemnified party under this Section 9 for any settlement of any claim or action effected without the prior written consent of such indemnifying party, which shall not be unreasonably withheld. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 9 effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (C) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)           Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Adviser set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser, the Company, the Adviser or their shareholders, trustees, directors, managers, members or officers or any person controlling the Company or the Adviser (control to be determined within the meaning of the 1933 Act or the Exchange Act), (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination or cancellation of this Agreement. A successor to the Initial Purchaser or to the Company, the Adviser or their shareholders, trustees, directors, managers, members or officers or any person controlling the Initial Purchaser, the Company or the Adviser shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

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10.         Termination.

(a)          This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, without liability on the part of the Initial Purchaser to the Company or the Adviser, by notice given to the Company, or the Adviser prior to delivery of and payment for the Securities, if at any time prior to such time: (i) there has been, since the Execution Time, or since the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, considered as a single enterprise, or the Adviser, whether or not arising in the ordinary course of business, which would, in the sole judgment of the Initial Purchaser, make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Offering Memorandum or the Final Offering Memorandum (exclusive of any supplement thereto); (ii) trading in securities generally on the New York Stock Exchange, Inc. (the “NYSE”) shall have been suspended or limited or minimum prices shall have been established on the NYSE; (iii) a banking moratorium shall have been declared either by federal or New York State authorities; (iv) a material disruption has occurred in securities settlement or securities clearance in the United States; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Initial Purchaser, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Offering Memorandum or the Final Offering Memorandum (exclusive of any supplement thereto).

(b)          Reserved.

11.         Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Company, and the Adviser or its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Company or the Adviser or any of the officers, trustees, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

12.         No Fiduciary Duty. The Company hereby acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser and any affiliate through which it may be acting, on the other, (b) the Initial Purchaser is acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchaser in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Initial Purchaser has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchaser has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.         Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Adviser and the Initial Purchaser, or any of them, with respect to the subject matter hereof.

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14.         Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Initial Purchaser, shall be sufficient in all respects if delivered or sent to Sandler O’Neill & Partners, L.P. on behalf of the Initial Purchaser, 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, with a copy (for informational purposes only) to Jonathan H. Talcott, Nelson Mullins Riley & Scarborough, LLP, 101 Constitution Avenue, NW, Suite 900, Washington, DC 20001; and if to the Company or Adviser, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 9 West 57th Street, Suite 4920, New York, New York 10019, Attention: Richard Byrne, with a copy to Dechert LLP, One International Place, 40th Floor, 100 Oliver Street, Boston, Massachusetts 02110, Attention: Thomas Friedmann.

15.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

16.         Applicable Law; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

17.         Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.         Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser and the Initial Purchaser.

Very truly yours,

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:	/s/ Corinne Pankovcin
Name: Corinne Pankovcin
Title: CFO

[Signature Page to Purchase Agreement]

BDCA ADVISER, LLC

By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

[Signature Page to Purchase Agreement]

Accepted and agreed to as of the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

	By:	/s/ Robert A. Klienert
	Name:	Robert A. Klienert
	Title:	An Officer of the Corporation

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchaser	Aggregate Principal Amount of Notes to Be Purchased

Sandler O’Neill & Partners, L.P.	$60,000,000

Total	$60,000,000

I-1

SCHEDULE II

SUBSIDIARIES

Name	Domicile

BDCA Funding I, LLC	Delaware

54th Street Equity Holdings, Inc.	Delaware

Park Ave RE, Inc.	Delaware

Kahala Aviation Holdings, LLC	Delaware

Kahala Aviation US, Inc.	Delaware

Kahala Luxco	Luxembourg

BDCA-CB Funding, LLC	Delaware

BDCA Helvetica Funding, Ltd.	Cayman Islands

BDCA 2L Funding I, LLC	Delaware

II-1

SCHEDULE III

PERMITTED SOLICITATIONS

1.	Pricing Term Sheet

2.	Investor presentation dated May 8, 2018

3.	Investor presentation dated May 10, 2018

4.	Current Report on Form 8-K dated May 11, 2018

5.	Press Release dated May 11, 2018

III-1

SCHEDULE IV

OTHER ISSUER WRITTEN COMMUNICATIONS

1.	The Preliminary Offering Memorandum dated May 8, 2018

2.	Supplement to the Preliminary Offering Memorandum dated May 10, 2018

3.	Investor presentation dated May 8, 2018

4.	Investor presentation dated May 10, 2018

IV-1

EXHIBIT A

Pricing Term Sheet

Attached

A-1